Primary Owner Linking/BIN/Brokerage Acct. Number (if applicable) Page 1 of 12 NV670 04/21 Home Office: Purchase, NY 10577 www.jackson.com NVDA 670 04/21 Jackson of NY pre-assigned Contract Number (if applicable) Jackson National Life Insurance Company of New York First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Social Security Number Country of Residence Phone Number (include area code) Individual/Joint Corporation/Pension PlanCustodian Government Entity Tax ID Numberor Trust Sex Male FemaleU.S. Citizen Yes No Physical Address Line 1 (No P.O. Boxes) Physical Address City State ZIP Mailing Address City State ZIP Physical Address Line 2 Mailing Address Line 1 Mailing Address Line 2 (mm/dd/yyyy)Date of Birth Email Address (print clearly) ELITE ACCESS II (04/21) APPLICATION FOR AN INDIVIDUAL VARIABLE AND FIXED ANNUITY (VA670NY) Customer Care: 800-599-5651 Fax: 888-576-8383 Email: customercare@jackson.com First Class Mail: P.O. Box 30314 Lansing, MI 48909-7814 Overnight Mail: 1 Corporate Way Lansing, MI 48951 PLEASE PRINT CLEARLY Please see the Good Order Checklist for additional requirements. Type of Ownership: If U.S. citizenship is not selected, and a Social Security Number with a U.S. address is listed, along with the absence of any other foreign indicator, Jackson National Life Insurance Company of New York (Jackson of NY) will assume an active U.S. citizenship status.

Page 2 of 12 NV670 04/21NVDA 670 04/21 First Name Middle Name Last Name Relationship to Owner Social Security Number Phone Number (include area code) Sex Male FemaleU.S. Citizen Yes No Physical Address Line 1 (No P.O. Boxes) Physical Address City State ZIP Physical Address Line 2 Country of Residence First Name Middle Name Last Name Social Security Number Country of Residence Sex Male FemaleU.S. Citizen Yes No Physical Address Line 1 (No P.O. Boxes) Physical Address City State ZIP Physical Address Line 2 Date of Birth (mm/dd/yyyy) Joint Annuitant Not Applicable First Name Middle Name Last Name Relationship to Primary Annuitant Social Security Number Phone Number (include area code) Sex Male FemaleU.S. Citizen Yes No Physical Address Line 1 (No P.O. Boxes) Physical Address City State ZIP Physical Address Line 2 Country of Residence Joint Owner Primary Annuitant Joint Annuitant Phone Number (include area code) (mm/dd/yyyy)Date of Birth Email Address (print clearly)Date of Birth (mm/dd/yyyy) Complete this section if different than Primary Owner. If Primary Annuitant section is left blank, the Annuitant will default to the Primary Owner. Complete this section if different than Joint Owner. If Joint Annuitant section is left blank, the Joint Annuitant will default to the Joint Owner. In the case of Joint Owners, all correspondence and required documentation will be sent to the address of the Primary Owner.

Page 3 of 12 NV670 04/21NVDA 670 04/21 Beneficiary(ies) Primary % Percentage of Death Benefit First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) Physical Address City State ZIP Physical Address Line 2 Social Security/Tax ID Number Relationship to OwnerDate of Birth (mm/dd/yyyy) Primary % Percentage of Death Benefit First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) Physical Address City State ZIP Physical Address Line 2 Social Security/Tax ID Number Relationship to OwnerDate of Birth (mm/dd/yyyy) Primary % Percentage of Death Benefit First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) Physical Address City State ZIP Physical Address Line 2 Social Security/Tax ID Number Relationship to OwnerDate of Birth (mm/dd/yyyy) Contingent Contingent Sex Male Female Sex Male Female Sex Male Female It is required for Good Order that the Percentage of Death Benefit be whole numbers and must total 100% for each beneficiary type. If Percentage of Death Benefit is left blank, all beneficiaries will receive equal shares. Please use the Beneficiary Designation Supplement form (N3041) for additional beneficiaries.

Page 4 of 12 NV670 04/21NVDA 670 04/21 Annuitization/Income Date Specify Income Date (mm/dd/yyyy) Premium Payment Select method of payment and note approximate amount: Check Attached WireCheck In Transit Annuity Type Non-Tax Qualified Roth IRA* Other: SEP Roth Conversion *Tax Contribution Year(s) and Amounts: Year: $ IRA - Traditional* Stretch IRA Non-Qualified Stretch Year: $ 403(b) TSA Anticipated total amount from internal transfer(s) Financial Professional or Owner (Jackson of NY will NOT request funds) Anticipated total amount from external transfer(s) $ $ Company releasing funds Account number Full Partial Full Partial Maturity date Transfer type $ $ Anticipated transfer amount to be requested by Jackson of NY Anticipated total amount from external transfer(s) $ to be requested by If Jackson of NY is NOT requesting funds, please provide the following information: Statement Regarding Replacement of Existing Policies or Annuity Contracts Do you intend to replace or change an existing life insurance policy or annuity contract? No Yes If an Annuitization/Income Date is not specified, the Company will default to the Latest Income Date as shown in the Contract. It is required for Good Order that this entire section be completed. If replacing, please provide the Jackson of NY pre-assigned Contract number. $ $$ The Variable Annuity Automatic Withdrawal Request form (NV4370) will be required if a Stretch Annuity Type is elected. Please complete all necessary forms as required by New York Regulation 60. Jackson of NY pre-assigned Contract number: External Transfers: The Request for Transfer or Exchange of Assets form (N3783) must be submitted if Jackson of NY is to request the release of funds. For more than two account transfers, please provide account information on the Letter of Instruction form (N4250) and submit with application.

Page 5 of 12 NV670 04/21NVDA 670 04/21 Premium Allocation Systematic Investment (periodic premium reallocation programs) Frequency: Please read the Important Information related to Systematic Investments in the Notice to Applicant section on page 10. Monthly Quarterly Semiannually Annually Start Date (mm/dd/yyyy): OR Immediately after issue. JNL Aggressive Growth Allocation (072) JNL Conservative Allocation (380) JNL Growth Allocation (071) JNL iShares Tactical Growth JNL iShares Tactical Moderate JNL iShares Tactical Moderate JNL Moderate Allocation JNL Moderate Growth Allocation (070) Growth (391) (389) (390) (381) JNL Multi-Manager Alternative (655) JNL Multi-Manager Emerging Markets (077)Equity JNL Multi-Manager International (686)Small Cap JNL Multi-Manager Mid Cap (663) JNL Multi-Manager Small Cap Growth (116) JNL Multi-Manager Small Cap Value (208) JNL/American Funds Balanced (150) JNL/American Funds Capital Income Builder (685) JNL/American Funds Capital World Bond (340) JNL/American Funds Global Growth (638) JNL/American Funds Global Small (341)Capitalization JNL/American Funds Growth (395) JNL/American Funds Growth Allocation (358) JNL/American Funds Growth-Income (342) JNL/American Funds International (343) JNL/American Funds Moderate Growth Allocation (357) JNL/American Funds New World (344) JNL/American Funds Bond Fund of America (711) JNL/BlackRock Advantage International (700) JNL/BlackRock Global Allocation (345) JNL/BlackRock Global Natural Resources (066) JNL/BlackRock Large Cap Select Growth (102) JNL/Causeway International Value Select (126) JNL/ClearBridge Large Cap Growth (364) JNL/DFA International Core Equity (701) JNL/DFA U.S. Core Equity (115) JNL/DFA U.S. Small Cap (612) JNL/DoubleLine Core Fixed Income (127) JNL/DoubleLine Emerging Markets Fixed Income (661) JNL/DoubleLine Shiller Enhanced CAPE (659) JNL/DoubleLine Total Return (636) JNL/American Funds Washington Mutual Investors (339) JNL/AQR Large Cap Defensive Style (699) JNL/Baillie Gifford International Growth (375) JNL/Baillie Gifford U.S. Equity Growth (712) JNL/Fidelity Institutional Asset Management Total Bond (110) Tell us how you want your annuity Premiums invested. Whole percentages only. TOTAL ALLOCATION MUST EQUAL 100%. Total number of allocation selections may not exceed 99. Certain broker-dealers may limit the Investment Divisions and/or Fixed Account Options available under the Contract. Please see Client Acknowledg- ments on page 10. Note: If no start date is selected, the program will begin one month/quarter/half-year/year (depending on the frequency you select) from the date Jackson of NY applies the initial Premium payment. If no frequency is selected, the frequency will be annual. If the start date indicated is on day 29, 30, or 31 of a month, but the frequency at which the transfer will occur does not always include this date, Jackson of NY will default the start date and all subsequent transfer dates to the 28th. If funds are received after the designated start date, the program will begin one frequency from the designated start date. I elect Automatic Rebalancing of the Investment Divisions according to the allocations in the Premium Allocation section using the frequency and start date below. If both frequency and start date are left blank, Automatic Rebalancing will not be established. Only the Investment Division(s) and the 1-Year Fixed Account Option (subject to availability) as selected in the Premium Allocation section can participate in Automatic Rebalancing. Automatic Rebalancing. The 3-, 5- and 7-Year Fixed Account Options are not available for Automatic Rebalancing. Other Systematic Investment Options may be available. Please see Systematic Investment form (NV5485). PREMIUM ALLOCATIONS CONTINUED ON PAGES 6 AND 7.

NV670 04/21Page 6 of 12NVDA 670 04/21 Premium Allocation (continued from page 5) JNL/First Sentier Global Infrastructure (347) JNL/Franklin Templeton Global Multisector Bond (348) JNL/Franklin Templeton Growth Allocation (062) JNL/Franklin Templeton Income (075) JNL/Goldman Sachs 4 (292) JNL/GQG Emerging Markets (675) JNL/Harris Oakmark Global Equity (656) JNL/Heitman U.S. Focused Real Estate (687) JNL/Invesco Diversified Dividend (365) JNL/Invesco International Growth (113) JNL/Invesco Small Cap Growth (195) JNL/Lazard International Strategic Equity (630) JNL/Loomis Sayles Global Growth (689) JNL/Lord Abbett Short Duration Income (709) JNL/Mellon Bond Index (133) JNL/Mellon Communication Services Sector (191) JNL/Mellon Consumer Discretionary Sector (185) JNL/Mellon Consumer Staples Sector (368) JNL/Mellon Dow Index (145) JNL/Mellon Emerging Markets Index (349) JNL/Mellon Energy Sector (190) JNL/Mellon Equity Income (606) JNL/Mellon Financial Sector (189) JNL/Mellon Healthcare Sector (188) JNL/Mellon Industrials Sector (369) JNL/Mellon Information Technology Sector (187) JNL/Mellon International Index (129) JNL/Mellon Materials Sector (370) JNL/Mellon MSCI KLD 400 Social Index (667) JNL/Mellon World Index (183) JNL/Mellon Nasdaq 100 Index (222) JNL/Mellon Real Estate Sector (371) JNL/Mellon S&P 400 MidCap Index (124) JNL/Mellon S&P 500 Index (123) JNL/Mellon Small Cap Index (128) JNL/Mellon Utilities Sector (635) Equity JNL/JPMorgan Global Allocation (644) JNL/JPMorgan Hedged Equity (688) JNL/JPMorgan MidCap Growth (101) JNL/JPMorgan U.S. Government & Quality Bond (109) JNL/JPMorgan U.S. Value (064) JNL/Mellon U.S. Stock Market Index (668) Total number of allocation selections may not exceed 99. Tell us how you want your annuity Premiums invested. Whole percentages only. TOTAL ALLOCATION MUST EQUAL 100%. PREMIUM ALLOCATIONS CONTINUED ON PAGE 7.

Page 7 of 12 NV670 04/21NVDA 670 04/21 Premium Allocation (continued from pages 5 and 6) % Fixed Account Options 5-Year 7-Year (045) (047) 1-Year (NOT AVAILABLE) 3-Year (NOT AVAILABLE) JNL/MFS Mid Cap Value (207) JNL/Morningstar Wide Moat Index (690) JNL/Neuberger Berman Commodity Strategy (643) JNL/Neuberger Berman Strategic Income (361) JNL/PIMCO Income (372) JNL/PIMCO Investment Grade Credit Bond (604) JNL/PIMCO Real Return (078) JNL/PPM America Floating Rate Income (346) JNL/PPM America High Yield Bond (136) JNL/PPM America Total Return (662) JNL/RAFI Multi-Factor U.S. Equity (703) JNL/RAFI Fundamental U.S. Small Cap (702) JNL/T. Rowe Price Balanced (647) JNL/T. Rowe Price Capital Appreciation (637) JNL/T. Rowe Price Established Growth (111) JNL/T. Rowe Price Short-Term Bond (076) JNL/T. Rowe Price U.S. High Yield (660) JNL/T. Rowe Price Value (149) JNL/WMC Equity Income (374) JNL/Vanguard Growth ETF Allocation (674) JNL/WMC Government (107) JNL/Vanguard Moderate ETF Allocation (672) JNL/Vanguard Moderate Growth ETF Allocation (673) Money Market JNL/WMC Global Real Estate (206) JNL/Morningstar PitchBook Listed Private Equity Index (713) JNL/WCM Focused International Equity (640) JNL/Westchester Capital Event Driven (658) JNL/WMC Balanced (104) Tell us how you want your annuity Premiums invested. Whole percentages only. TOTAL ALLOCATION MUST EQUAL 100%. Total number of allocation selections may not exceed 99. NOTE: The Contract permits Jackson of NY to restrict the amount of Premium payments into, and the amount and frequency of transfers between, into and from, any Fixed Account Option; to close any Fixed Account Option; and to require transfers from a Fixed Account Option. Accordingly, you should consider whether investment in a Fixed Account Option is suitable given your investment objectives.

NVDA 670 04/21 Page 8 of 12 NV670 04/21 Telephone/Electronic Transaction Authorization Telephone/Electronic Information Authorization First Name Middle Name Last Name Social Security Number Date of Birth (mm/dd/yyyy) Add-On Benefit Once selected cannot be changed. Death Benefit Return of Premium Guaranteed Minimum Death Benefit (Ages 0-85) Telephone and written communicationTelephone communication Written communication By checking " Yes," I (we) authorize Jackson of NY to accept instructions to initiate or discontinue Systematic Investment options (Rebalancing, Dollar Cost Averaging, Earnings Sweep) or transfer contract values between investment options via telephone, internet, or other electronic medium from me, or in the case of Joint Owners, from any Joint Owner, or from my (our) Financial Professional, subject to Jackson of NY's administrative procedures. Do you consent to Telephone/Electronic Transfer Authorization? Yes No Jackson of NY has administrative procedures that are designed to provide reasonable assurances that telephone/electronic authorizations are genuine. If Jackson of NY fails to employ such procedures, it may be held liable for losses resulting from a failure to use such procedures. I (We) release Jackson of NY, its affiliates, subsidiaries, and advisors from all damages related in any way to its acting upon any unauthorized telephone/electronic instruction. I (We) understand and agree that Jackson of NY reserves the right to terminate or modify these telephone/electronic privileges at any time, without cause and without notice to me (us). To give consent to initiate partial withdrawals via telephone, internet, or other electronic medium, please complete the Telephone/Electronic Authorization Request form (NV3982). This authorization is not extended to the Telephone/ Electronic Information Authorization. If no election is made, Jackson of NY will default to " No." If you want to authorize an individual other than your Financial Professional to receive Contract information via telephone and/or in writing, please provide that individual's information here. Select one option. This authorization is not extended to Telephone/ Electronic Transaction Authorization. Add-On Benefit: Additional charges will apply. Please see the prospectus for details. Certain broker-dealers may limit the Add-On Benefits available under the Contract. Please see Client Acknowledg- ments on page 10. May not be selected on Stretch IRAs or Non-Qualified Stretches. If no election is made, Jackson of NY will default to " Telephone and written communication."

Page 9 of 12 NV670 04/21NVDA 670 04/21 Electronic Delivery Authorization Do you consent to electronic delivery of documents? Yes No Statements and transaction confirmations Other Contract-related correspondence ALL DOCUMENTS Contract and prospectus Disclosure documents My email address is: I (We) will notify the company of any new email address. If no election is made, Jackson of NY will default to " No." Check the box(es) next to the types of documents you wish to receive electronically. If electronic delivery is authorized, but no document type is selected, the selection will default to "All Documents." Please provide one email address and print clearly. If you authorize electronic delivery but do not provide an email address or the address is illegible, electronic delivery will not be initiated. Jackson of NY offers the ability to receive documents via electronic delivery (e-delivery). This disclosure will help you decide whether you would like to consent to e-delivery. If you do not consent to e-delivery, you will continue to receive documents via physical mail. Please read this carefully and in its entirety. If you consent, Jackson of NY will provide documents related to your Contract by e-delivery. Jackson of NY will provide documents via e-delivery as long as it is consistent with applicable state and federal law, delivery preferences are updated, and the Contract is still active. For security purposes, if your jackson.com account is not accessed within 18 months, we may remove your registration and change your delivery method to physical mail. Any document that we send by e-delivery, which complies with applicable law, will have the same force and effect as if that document were sent in a paper form. This consent covers all electronic documents and communications as related to any eligible* Contract(s) through the Company, which may include, but are not limited to, applications, supplements, Contract delivery notices, Contracts, prospectuses, prospectus supplements, statements of additional information, annual and semiannual reports, confirmation statements, annual or quarterly statements, and any Contract-related correspondence including claims and servicing correspondence. You may continue to receive some paper documents for compliance reasons. When additional document types are available, they will be sent via e-delivery automatically if consent was previously provided. Please note election for electronic tax documents must be completed once you log onto your account on jackson.com. The Company will notify you of the availability of your document(s) by email or attach your document(s) within the email. Jackson of NY will not charge a fee for this service. Please make sure a current email address is provided and update your profile on jackson.com if your email address changes. Please login to your Contract on jackson.com and access your Client Filing Cabinet to view your document(s) or click the link that will be provided in the email notification in order to view the material. To successfully receive electronic transmissions, your electronic device must have Internet access, an active email account, Adobe Acrobat Reader, and pop-up blockers turned off. Please note some Internet browsers may not function well with jackson.com. If a browser error occurs, use a different Internet browser. If you do not already have Adobe Acrobat Reader, it can be downloaded for free from www.adobe.com. Paper copies of documents may be requested by calling the Service Center, whether or not you consent or revoke your consent for e-delivery, at any time for no additional charge. Consent can be revoked by updating your preferences on jackson.com or by calling the Service Center. If you choose to enroll in e-delivery, you consent to the terms outlined above for electronic transmissions. *Eligible refers to Contracts that are currently inforce or that will be inforce and are available for electronic transmission. Registration at jackson.com is required for electronic delivery of documents.

Notice to Applicant Client Acknowledgments Page 10 of 12NVDA 670 04/21 NV670 04/21 Important Information related to Systematic Investments: Systematic Investing does not ensure a profit or protect against loss. Principal value and investment return of the Investment Divisions will fluctuate with changes in market conditions. When redeemed, unit values may be more or less than the original purchase price. Please see the prospectus for additional information related to Systematic Investment options. This application will be attached to and made part of the Contract. 1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained in this application are true, complete and correctly recorded. 2. I (We) acknowledge that all statements made by, or under the authority of the applicant, for the issuance of the Contract, are deemed representations and not warranties. 3. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct. 4. I (We) certify that the date of birth of the Owner and any Joint Owner, primary spousal Beneficiary, Annuitant, or Joint Annuitant, if applicable, stated in this application is (are) true and correctly recorded. 5. I (We) understand that annuity benefits, death benefit values, and withdrawal values, if any, when based on the investment experience of an Investment Division in the separate account of Jackson of NY, are variable and may be increased or decreased, and the dollar amounts are not guaranteed. 6. I (We) have been given a current prospectus for this variable annuity and for each available Investment Division. 7. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my contract value. 8. I (We) understand that the Contract's Fixed Account Minimum Interest Rate will be re-determined each Redetermination Date. The re-determined rate, which may be higher or lower than the Initial Fixed Account Minimum Interest Rate, will apply for that entire Redetermination Period. (Only applicable to Contracts with a Fixed Account Option.) 9. I (We) understand that allocations to the Fixed Account Options, with certain exceptions, are subject to an adjustment if withdrawn or transferred prior to the end of the applicable period, which may reduce amounts withdrawn or transferred. (Only applicable to Contracts with a Fixed Account Option.) 10. I (We) understand that Jackson of NY issues other annuities with similar features, benefits, limitations and charges. I (We) have discussed the alternatives with my (our) financial professional. 11. I (We) understand that Jackson of NY may restrict the availability of one or more of the Fixed Account Options and/or reserves the right not to accept additional Premium allocations and transfers into the Fixed Account at any time on a nondiscriminatory basis. (Only applicable to Contracts with a Fixed Account Option.) 12. I (We) acknowledge and represent that I (we) have executed this application, and that my (our) signature(s) below (including my (our) electronic signature(s)) is (are) my (our) true and valid signature(s). I (We) further authorize Jackson of NY to accept any electronic signature(s) that I (we) may make to this application. 13. I (We) understand that certain broker-dealers may limit the Investment Divisions, Fixed Account Options, and/or Add-On Benefits available under the Contract. I (We) have discussed these limitations with my (our) financial professional and have been provided with a list of Investment Divisions, Fixed Account Options and Add-On Benefits currently available for election through my (our) broker-dealer. I (We) understand that any application including an allocation to an Investment Division or Fixed Account Option or election of an Add-On Benefit not available through my (our) broker-dealer will not be accepted. I (We) understand that the Investment Divisions, Fixed Account Options, and/or Add-On Benefits not available through my (our) broker-dealer may be available through other broker-dealers.

Page 11 of 12 NV670 04/21NVDA 670 04/21 Owner's Signature Date Signed (mm/dd/yyyy) State where signed Owner's Title (required if owned by an Entity) Date Signed (mm/dd/yyyy)Joint Owner's Signature Date Signed (mm/dd/yyyy) Date Signed (mm/dd/yyyy) Annuitant's Signature (if other than Owner) Joint Annuitant's Signature (if other than Joint Owner) Client Signatures State where signed U.S. Tax Certifications Check this box if the IRS has notified you that you are subject to backup withholding. It is required for Good Order that all applicable parties to the Contract sign here. Required replacement forms must be signed on or before the application signature date. Under penalties of perjury, I certify that: 1. My Social Security Number or Tax ID Number shown on this application is my correct taxpayer identification number, 2. I am not subject to backup withholding, 3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien), and 4. I am exempt from Foreign Account Tax Compliance Act (FATCA) reporting. For items 3 and 4, if I am not a U.S. citizen, U.S. resident alien or other U.S. person, I am submitting the applicable IRS Form W-8 to certify my foreign status and, if applicable, claim treaty benefits. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications to avoid backup withholding. Not FDIC/NCUA Insured Not Bank/CU guaranteed May lose value Not a deposit Not insured by any federal agency

Page 12 of 12 NV670 04/21NVDA 670 04/21 Financial Professional Acknowledgments Financial Professional # 1 Signature Date Signed(mm/dd/yyyy) First Name Middle Name Last Name Email Address Business Phone Number (include area code) Jackson of NY Assigned ID Financial Professional # 2 Name Financial Professional # 3 Name Jackson of NY Assigned ID Jackson of NY Assigned ID Percentage Percentage % % Percentage % (print clearly) Program Options A B C D E Extension Financial Professional # 4 Name Jackson of NY Assigned ID Percentage % By signing this form, I certify that: 1. I am authorized and qualified to discuss the Contract herein applied for. 2. I have reviewed all of the client's information, and I believe that my recommendation to purchase this annuity is in line with the client's financial situation and investment needs, and meets the appropriate standard of care (i.e. suitability or best interest) based on the facts disclosed by said client. I also attest that I have provided the client with all pertinent information about the product, including disclosure of the risks involved, allowing the client to make an educated and informed decision about this purchase. Based on my completion of the required general annuity and/or Jackson of NY product training, I believe this transaction is suitable and in the best interest of the client given the client's financial situation and needs. 3. The applicant's statement as to whether or not an existing life insurance policy or annuity contract is being replaced is true and accurate to the best of my knowledge and belief. 4. I have discussed all applicable limitations to Investment Divisions, Fixed Account Options, and/or Add-On Benefit availability with the applicant and have provided the applicant with a list of Investment Divisions, Fixed Account Options, and Add-On Benefits currently available for election. Program Options Note: If no option is indicated, the designated default will be used. If more than one Financial Professional is participating in a Program Option on this case, please provide the additional Financial Professional names, Jackson of NY Assigned IDs and percentages for each (Financial Professional # 1-4 totaling 100%). If Percentage is left blank, all Financial Professionals will receive equal shares. All Financial Professional certifications, licenses and trainings must be completed prior to application execution.